Exhibit 1A-11

Consent of Independent Auditors We consent to the use in this Offering Statement on Form 1-A of East Bay Permanent Real Estate Cooperative, Inc. of our report dated February 15, 2021, relating to the financial statements of East Bay Permanent Real Estate Cooperative, Inc. as of December 31, 2020 and 2019, and for the years then ended; and to the reference of our firm under the heading “Experts” in the Offering Circular, which is part of this Offering Statement. Wegner CPAs, LLP Madison, Wisconsin July 29, 2021 www.wegnercpas.com | (888) 204-766